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                                                                    EXHIBIT 10.4



                 AMENDMENT TO KEY EMPLOYEE SEVERANCE AGREEMENTS



         WHEREAS, the Board of Directors of Presidio Oil Company ("Presidio") and the Board of Directors of Presidio Exploration, Inc. ("Presidio Exploration") have approved the Key Employee Severance Agreements (the "Agreements") dated as of July 25, 1995 between Presidio and George P. Giard, Jr. ("Giard") and Robert L. Smith ("Smith"), (together, the "Executives"); and

         WHEREAS, it is recommended that special recognition is appropriate for obtaining the highest possible sales value for Presidio or Presidio Exploration's assets, which will require special dedication and efforts on the part of the Executives.

         It is hereby agreed that the Agreements, notwithstanding anything to the contrary therein, shall be amended such that the Rights and Benefits upon Termination provided in Section 3 of the Agreements in respect of each of the Executives will be based upon the following number of months of severance pay, subject to the limitation of Section 6 of the Agreements, as follows:


              VALUE RECEIVED (1)                 # OF MONTHS SEVERANCE
                                                 ---------------------
                   ($MM)                         GIARD            SMITH
          -------------------------              -----            -----
                  over 190                         20              19
                  over 195                         21              20
                  over 200                         22              21
                  over 205                         23              22
                  over 210                         24              23
                  over 215                         25              24
                  over 220                         26              25
                  over 225                         27              26
                  over 230                         28              27
                  over 235                         29              28
                  over 240                         30              29
                  over 245                         30              30

         (1) "Value Received" refers to the consideration (the "Consideration") received in any offer accepted by Presidio and/or Presidio Exploration in respect of the sale of the oil, gas and related assets (the "Assets") of Presidio Exploration (or a similar transaction relating to the Assets such as a merger involving Presidio and/or Presidio Exploration) and which further results in either an Asset Acquisition as defined in Section 2 (c) (i) of the Agreements or in a Change of Control as defined in Section 2 (c) (ii) (D) of the Agreements. The Consideration may consist of cash and/or securities and shall include both (a) the total amount of net consideration available to the holders of Presidio's bank and public debt and its stockholders and (b) the total amount of net liabilities assumed by the purchaser of the Assets, including both Presidio's balance sheet and off-balance sheet liabilities.





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         IN WITNESS WHEREOF, the parties have executed this Amendment to Key
Employee Severance Agreements on August 16, 1995 but effective as of July 25, 1995.



                                        PRESIDIO EXPLORATION, INC.




                                        By: /s/ Judson Williams
                                            ------------------------------
                                            Judson Williams, Treasurer




                                        EXECUTIVES





                                        By: /s/ George P. Giard, Jr.
                                            -------------------------------
                                            George P. Giard, Jr.





                                        By: /s/ Robert L. Smith
                                            -------------------------------
                                            Robert L. Smith





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